                                                                   EXHIBIT 10.25


                      TECHNICAL SKILLS CONSULTING AGREEMENT


This agreement between LANCER ORTHODONTICS, Inc. a California corporation ("LANCER"), and ALEJANDRO CARNERO a non-resident alien, independent contractor and a citizen of the Republic of Mexico ("PROVIDER"), is entered into this 1st day of January, 1999 as follows:

WHEREAS: PROVIDER possesses certain skills pertaining to managing materials, production, maintenance and/or people in the Republic of Mexico ("the technical skills"); and,

WHEREAS: PROVIDER desires to make the technical skills exclusively available to LANCER; and,

WHEREAS: LANCER desires to utilize the technical skills to assure that the operations of LANCER are productive and efficient and to assure that the start-up of new customers and maintenance of existing customers of LANCER is run professionally.

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO:

LANCER hereby retains the technical skills of PROVIDER in Mexico.

LANCER shall pay PROVIDER the fixed equivalent amount, unless otherwise agreed, of $860,000 U.S., net per week on a month to month basis, prorated for partial months, from the date hereof until -this arrangement is terminated by either party.

LANCER shall provide PROVIDER with office space, use of telephone and other office equipment, secretarial services and basic administrative services together with reimbursement of approved out of pocket business expenses for work performed in Mexico. It is understood that PROVIDER may be asked, from time to time, to cross the border into the United States for limited periods of time at the convenience of LANCER. None of the payments for services to PROVIDER hereunder are to be construed as being paid for such time.

LANCER shall supply PROVIDER with business cards as a matter of convenience.

PROVIDER warrants that PROVIDER not an employee of LANCER and therefore is not entitled to any U.S. government mandated employee, benefits or employer taxes for same or benefits provided by LANCER to its employees and that PROVIDER is entering into this contract as an individual in a dedicated consulting capacity.

PROVIDER further agrees that PROVIDER is responsible for any taxes of any form by any governmental or quasi-governmental agency levied against any remuneration received or receivable by PROVIDER under this agreement.

PROVIDER agrees to provide the technical skills to LANCER exclusively and further agrees not to willfully perform any act which would jeopardize LANCER's business, its relationships with customers and vendors, of its reputation.

PROVIDER agrees that PROVIDER will submit all business opportunities to LANCER who will have the right of first refusal to act on the opportunity.

PROVIDER agrees that PROVIDER has no right, nor will PROVIDER portray the right or attempt to enter into any contract on behalf of LANCER or to bind LANCER without the express written consent of LANCER.

LANCER and PROVIDER admit that they each possess proprietary information not in the possession of third parties and which, if disclosed to third parties, would be detrimental to their respective abilities to do business in the normal course. Each promises to consider each other's information as of vital importance and that the information, if used by one against the other to gain an unfair competitive edge or cause the other to lose business to a third party or parties not a party to this agreement, could cause substantial monetary and other damages to the other party. Each agrees to not use such information to the detriment of the other.


Agreed and effective this 1st day of January, 1999




LANCER ORTHODONTICS, INC.                           ALEJANDRO CARNERO



/s/  DOUG MILLER         1/29/99           /s/ ALEJANDRO CARNERO  1/29/99
-----------------------------------        ------------------------------------
         President                                        PROVIDER

Wages paid for week ending:


                                                10:01          $
                     $         Pesos           $/Peso        Total           Retro Pay        Difference
                   ----        -----           ------      ----------      ------------      ----------
09-Jan-99          $378         2163           216.3       $   594.30      $   1,076.92      $   482.62
16-Jan-99          $378         2163           216.3       $   594.30      $   1,076.92      $   482.62
22-Jan-99          $378         2163           216.3       $   594.30      $   1,076.92      $   482.62
30-Jan-99          $378         2163           216.3       $   594.30      $   1,076.92      $   482.62

                   Amount due through week ending 1/30                                       $ 1,930.49
                                                                                             ==========
Check to be paid to Mr. Camero weekly by Lancer beginning Week of February 1st               $   860.62
  under Technical Skills Consulting Agreement dated 1/1/99                                   ==========



          Annual compensation               $   56,000.00
          Weekly compensation               $    1,076.92
          Pesos paid in Mexico              $      216.30
                                            -------------
          Balance to be paid in             $      860.62
                                            =============

Lancer Mexicali B.C. January 29, 1999


                                                                         New Proposal
  Employee Name             Position              Current Salary            Salary            Percentage
  -------------             --------              --------------         ------------         ----------
Marina Sagrero A.       Document Control/            $ 130.00             $ 175.00               30.%
                        Safety Assistant



  Employee                                      Current            New Proposal               Salary             Total Salary
    Name              Position                   Salary           Salary in dlls.            in Pesos              in pesos
  --------            --------                  -------           ---------------            --------            ------------
Lupita Barba      Document                      $ 250.00            $30.00 dlls              $100.00               $400.00
                  Control/Safety
                  Dept. Head

NOTES:

         When Lupita Barba was hired on March 1998 we talked about 30.00 dollars daily that was 250.00 because the peso currently was 8.20, so when the peso falls her salary falls down to 25.00 dollars daily.

         Now we propose 30.00 dollars plus 100.00 pesos a total of 400.00 pesos daily.








/s/ Mike King       /s/ Alejandro Carnero  1/29/99    /s/ Doug Miller 1/29/99
----------------    ------------------------------    -----------------------
    Mike King             Alejandro Carnero                  Doug Miller

LANCER
ORTHODONTICS
                                                         MAXIMUM             523
                                                         AVERAGE             309
                                                         MINIMUM             178
MANAGERS

                                                                            PREVIOUS
                                                                             SALARY     LAST INCREASE   PERFORMANCE
                                                              SENIORITY      AMOUNT         DATE          INCREASE    PERCENTAGE
                                                              ---------     --------    -------------   -----------   ----------
POSITION                         EMPLOYEE NAME                11 MONTHS          450        12 OCT 98           523          16%
--------                         -------------
GERENTE RECURSOS HUMANOS         ELIZABETH SANTILLAN    2 YEARS 7 MONTHS         269        12-Oct-98           309          15%
GERENTE PRODUCCION               ALEJANDRO CARNERO      3 YEARS 5 MONTHS         400        12-Oct-98           465          16%
GERENTE DE CONTROL DE CALIDAD    ALEJANDRO LLAMAS                 1 YEAR         156        12-Oct-98           178          14%
GERENTE INGENIERIA DE PLANTA     CESAR FLORES

EMPLOYEE NAME                    CURRENT MONTHLY WAGE'S
-------------                    ----------------------
ELIZABETH SANTILLAN                          15,899.20
ALEJANDRO CARNERO                             9,393.60
ALEJANDRO LLAMAS                             14,136.00
CESAR FLORES                                  5,411.20



TOTAL MONTHLY AMOUNT (PESOS)                 44,840.00
TOTAL MONTHLY AMOUNT (DLLS)                   4,484.00